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Exhibit 23.9

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

August 10, 2017

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of Ranger Energy Services, Inc. and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our "US Land Drill Out Jobs Market Model—Five-Year History (2012-2016) and One-Year Forecast (2017)" report.

[Signature page follows]

Qittitut Consulting
By:	/s/ WILLIAM F. DIGGONS
	Name:	William F. Diggons
	Title:	Managing Partner

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  Exhibit 23.9
CONSENT TO BE NAMED IN REGISTRATION STATEMENT